Exhibit 10.2

FORM OF LOCK-UP AGREEMENT

Old National Bancorp

One Main Street

Evansville, Indiana 47708

Ladies and Gentlemen:

In connection with the proposed acquisition (the “Acquisition”) of Anchor Bancorp, Inc. (“Anchor”) by Old National Bancorp (“ONB”), and in consideration of Anchor and ONB entering into the Agreement and Plan of Merger dated on or about [●], 2017, (the “Merger Agreement;” certain terms used herein and not defined herein are used herein as defined in the Merger Agreement), the receipt and sufficiency of such consideration being hereby acknowledged and accepted, and in order to induce ONB to close the Merger, Gentwo LLLP, the undersigned, an Anchor shareholder who will receive ONB common stock (the “ONB Common Stock”) in exchange for its Anchor Common Stock, hereby agrees with ONB as follows:

1.    During the period commencing as of the Effective Time specified in the Merger Agreement and expiring ninety (90) days thereafter, the undersigned will not:

(a)    offer, sell, contract to sell, pledge or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition or otherwise) of ONB Common Stock owned by the undersigned or to be received by the undersigned pursuant to the Merger, or securities owned beneficially by the undersigned, directly or indirectly, including establishing or increasing a put equivalent position or liquidating or decreasing a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any ONB Common Stock;

(b)    enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of ONB Common Stock, whether any such transaction is to be settled by delivery of ONB Common Stock or other securities, in cash or otherwise;

(c)    make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any ONB Common Stock or any other securities of ONB; or

(d)    publicly disclose an intention to effect any such transaction.

2.    This Lock-Up Agreement will not prohibit general and limited partners of the undersigned from making (a) bona fide gifts of ONB Common Stock to family members or family trusts, (b) any transfer of ONB Common Stock for estate planning purposes to persons immediately related to any of the beneficiaries of such transferor by blood, marriage or adoption, or any trust solely for the benefit of such transferor and/or the persons described in the preceding clause, (c) transfers of ONB Common Stock to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of any of the beneficiaries of the undersigned, or (d) transfers of ONB Common Stock to any entity directly or indirectly controlled by or under common control with the undersigned, provided, however, that with respect to each of the transfers described in clauses (a), (b), (c) or (d) of this sentence, prior to such transfer, the donee, distributee, transferee, or the trustee or legal guardian on behalf of any donee, distributee or transferee agrees in writing to be bound by the terms of this Lock-Up Agreement. For purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

3.    The undersigned also agrees and consents to the entry of stop transfer instructions with ONB as its transfer agent and registrar against the transfer of the undersigned’s ONB Common Stock, except in compliance with this Lock-Up Agreement. In furtherance of the foregoing, ONB as its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

4.    It is understood that if the Merger Agreement entered into in connection with the Merger has been terminated without the consummation of the Merger, this Lock-Up Agreement shall be cancelled and of no further force and effect.

5.    The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

6.    The undersigned understands that ONB will proceed with the Acquisition of Anchor in reliance on this Lock-Up Agreement. Moreover, the undersigned understands and agrees that ONB and Anchor are relying upon the accuracy, completeness, and truth of the undersigned’s representations, warranties, agreements, and certifications contained in this Lock-Up Agreement.

7.    The parties agree that irreparable damage would occur if this Lock-Up Agreement is not performed in accordance with the terms hereof and that ONB shall be entitled to equitable relief, including but not limited to injunctive relief or specific performance of the terms hereof, in addition to any other remedy to which it is entitled at law or in equity. If ONB institutes any legal suit, action or proceeding against the undersigned arising out of this Lock-Up Agreement, ONB shall be entitled to receive, in addition to all other damages to which it may be entitled, all costs ONB incurs, including attorneys’ fees and expenses and court costs.

[Signature Page Follows]

SIGNATURE PAGE TO LOCK-UP AGREEMENT

IN WITNESS WHEREOF, the undersigned has completed this Lock-up Agreement in connection with the undersigned’s receipt of shares of ONB Common Stock in connection with the Merger, and authorizes Anchor and ONB to rely on this Lock-up Agreement as hereinabove described.

Date:

GENTWO LLLP

By:
Carl Jones, General Partner

By:
Christopher Jones, General Partner

OLD NATIONAL BANCORP

By:
Robert G. Jones, Chairman of the Board and
Chief Executive Officer